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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              KRAMONT REALTY TRUST
             (Exact name of registrant as specified in its charter)


          Maryland                                        25-6703702
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 (State of incorporation or                    (IRS Employer Identification No.)
       organization)


  580 West Germantown Pike, Plymouth Meeting, PA                     19462
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     (Address of principal executive offices)                     (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


Securities Act registration statement file number to which this form relates (if applicable): 333-85424

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered          Name of each exchange on which
                                                 each class is to be registered
--------------------------------------------   ---------------------------------
Kramont Series E Cumulative Redeemable         The New York Stock Exchange, Inc.
Preferred Shares of Beneficial Interest, par value $.01 per share

Securities to be registered pursuant to Section 12(g) of the Act: None
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Item 1. Description of Registrant's Securities to be Registered.

            A description of the 8.25% Series E Cumulative Redeemable Preferred Shares of beneficial interest, par value $.01 per share, of Kramont Realty Trust (the "Registrant") to be registered hereunder is contained in the section entitled "Description of Shares -- Preferred Stock" on pages 16 through 20 of the Prospectus included in the Registrant's Form S-3, filed with the Securities and Exchange Commission (the "Commission") on April 3, 2002 (File No. 333-85424), as supplemented by the information in the section entitled "Description of Series E Preferred Shares" on pages S-20 through S-26 of the Prospectus Supplement dated December 29, 2003 and filed or to be filed with the Commission on December 29, 2003 pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such descriptions are incorporated herein by reference.

Item 2. Exhibits.

3.1 Articles of Amendment and Restatement of the Registrant (incorporated by reference to Appendix D to the Registrant's Registration Statement on Form S-4, filed with the Commission on April 10, 2000 (File No. 333-34482) (the "Registration Statement").

3.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit B to Appendix A to the Registration Statement).

3.3 Articles Supplementary to the Registrant's Declaration of Trust classifying the 8.25% Series E Cumulative Redeemable Preferred Shares (filed herewith).

4.1 Specimen of Share Certificate representing the 8.25% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (filed herewith).
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 29, 2003

                                           KRAMONT REALTY TRUST


                                           By:  /s/ Carl E. Kraus
                                                --------------------------
                                                Carl E. Kraus
                                                Chief Financial Officer